EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-27356 of Sensient Technologies Corporation on Form S-8 of our report dated May 13, 2005, appearing in this Annual Report on Form 11-K of Sensient Technologies Corporation Savings Plan for the year ended December 31, 2004.

Milwaukee, Wisconsin

June 28, 2005

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